Exhibit 8(a)(2). Amendment No. 1 to Participation Agreement among Alger American Fund, Fred Alger Management, Inc. and United of Omaha Life Insurance Company.

                                AMENDMENT NO. 1

This is an Amendment to the Participation Agreement (Agreement) dated June 1, 1995, among Alger American Fund (the Fund), Fred Alger Management, Inc. (the Adviser) and United of Omaha Life Insurance Company (the Company). This Amendment is effective May 1, 1997.

The Fund, Adviser and the Company hereby agree to replace the Schedule A of the Agreement by inserting the following in its entirety:

Schedule A
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
-------------------------------------------------------------------------------------------------------------------
 Name of Separate Account and Date            Contracts Funded by
 Established by Board of Directors             Separate Account                 Designated Portfolios
-------------------------------------------------------------------------------------------------------------------
United of Omaha Life Insurance Company               6090L           Alger American Small Capitalization Portfolio
Separate Account C (12-1-93)                                              Alger American Growth Portfolio
(Variable Annuities)
------------------------------------------------------------------------------------------------------------------

United of Omaha Life Insurance Company            6347L-0697         Alger American Small Capitalization Portfolio
Separate Account B (8-27-96)                      6387L-1197              Alger American Growth Portfolio
(Variable Life)
-------------------------------------------------------------------------------------------------------------------


Signed by the parties:
                                    United of Omaha Life Insurance Company
                                    By its authorized officer,

                                    By:     /s/
                                            ------------------------------
                                            Kenneth Reitz
                                    Title:  1/st/ Vice President
                                    Date:   6/26/97


                                    Alger American Fund
                                    By its authorized officer,

                                    By:     /s/
                                            ------------------------------
                                            Cochran
                                    Title:  Secretary
                                    Date:   6/26/97


                                    Fred Alger Management, Inc.
                                    By its authorized officer,

                                    By:     /s/
                                            ------------------------------
                                            Cochran
                                    Title:  Secretary
                                    Date:   6/26/97